UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 19, 2014

Sevion Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-31326	84-1368850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4045 Sorrento Valley Boulevard, San Diego, California	92121
(Address of Principal Executive Offices)	(Zip Code)

(858) 909-0749
(Registrant's telephone number, including area code)

721 Route 202-206, Suite 130, Bridgewater, New Jersey 08807 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01 Entry into a Material Definitive Agreement.

On November 19, 2014, Fabrus, Inc., a Delaware corporation and wholly-owned subsidiary of Sevion Therapeutics, Inc., a Delaware corporation (collectively, the “Company”), as subtenant, executed that certain sublease agreement dated October 8, 2014 (the “Sublease Agreement”) with Pathway Genomics Corporation, as sublandlord, effective as of October 10, 2014 (the “Effective Date”), relating to the rental of approximately 10,571 square feet of office and laboratory space located at 4045 Sorrento Valley Boulevard, San Diego, California 92121. The Company’s current sublease with Norris, McLaughlin & Marcus P.A. for the office space located at 721 Route 202-206, Suite 130, Bridgewater, New Jersey 08807 will expire on November 30, 2014.

The term of the Sublease Agreement will begin on the Effective Date and will continue through October 31, 2016. The Sublease Agreement provides for monthly base rental payments of $22,728 per month, payable in advance on the first day of each month. Monthly base rental payments will increase by 3% on each anniversary of the Effective Date of the Sublease Agreement. In addition, the Company has paid a security deposit in an amount equal to $30,000.

The foregoing summary of the Sublease Agreement does not purport to be complete and is qualified in its entirety by reference to the Sublease Agreement, which the Company intends to file as an exhibit to the Company’s quarterly report on Form 10-Q for the fiscal quarter ending December 31, 2014 or as an exhibit to an amendment to this current report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SEVION THERAPEUTICS, INC.

Dated: November 25, 2014	By:	/s/ Ronald A. Martell
	Name:	Ronald A. Martell
	Title:	Chief Executive Officer